UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2021

ZIMMER ENERGY TRANSITION ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40500	86-2286053
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9 West 57th Street, 33rd Floor New York, New York 10019	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 371-8688

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock and one-third of one Warrant to purchase one share of Class A common stock	ZTAQU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	ZT	The Nasdaq Stock Market LLC
Warrants, exercisable for one share of Class A common stock for $11.50 per share	ZTAQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2021, the Registration Statement on Form S-1 (File No. 333-254940) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Zimmer Energy Transition Acquisition Corp. (the “Company”) was declared effective by the U.S. Securities and Exchange Commission. On June 18, 2021, the Company consummated the IPO of 34,500,000 units (the “Units”), which includes the exercise in full of the underwriters' option to purchase an additional 4,500,000 Units at the initial public offering price to cover over-allotments. Each Unit consists of one share of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), and one-third of one warrant (the “Public Warrants”). Each whole Public Warrant entitles the holder thereof to purchase one share of Class A Common Stock for $11.50 per share, subject to adjustment. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $345,000,000.

In connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits of the Registration Statement:

●	an Underwriting Agreement, dated June 15, 2021, among the Company and Citigroup Global Markets Inc. and Barclays Capital Inc., as representatives of the several underwriters, which contains customary representations and warranties and indemnification of the underwriters by the Company;

●	a Warrant Agreement, dated June 15, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Public Warrants, the Private Placement Warrants and the Forward Purchase Warrants (each as defined in the Warrant Agreement) (collectively, the “Warrants”), certain adjustment features of the terms of exercise, provisions relating to redemption and cashless exercise of the Warrants, certain registration rights of the holders of Warrants, provision for amendments to the Warrant Agreement, and indemnification of the warrant agent by the Company under the Warrant Agreement;

●	an Investment Management Trust Agreement, dated June 15, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee (the “Investment Management Trust Agreement”), which establishes the trust account that will hold the net proceeds of the IPO proceeds and certain of the proceeds of the sale of the Private Placement Warrants, and sets forth the responsibilities of the trustee, the procedures for withdrawal and direction of funds from the trust account, and indemnification of the trustee by the Company under the Investment Management Trust Agreement;

●	a Registration Rights Agreement, dated June 15, 2021, among the Company, ZETA Sponsor LLC (the “Sponsor”) and certain other security holders, which provides for customary demand and piggy-back registration rights for the Sponsor and the other security holders party thereto;

●	a Letter Agreement, dated June 15, 2021, among the Company, the Sponsor and each of the officers and directors of the Company, pursuant to which the Sponsor and each officer and director of the Company has agreed to vote any shares of capital stock held by it, him or her in favor of the Company’s initial business combination, and sets forth provisions to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 24 months, provide for certain transfer restrictions with respect to the Company’s securities, and provides certain indemnification obligations of the Sponsor;

●	an Administrative Services Agreement, dated June 15, 2021, between the Company and Zimmer Partners, LP (“Zimmer”), pursuant to which Zimmer has agreed to make available office space, utilities and secretarial and administrative services, as may be required by the Company from time to time, for $10,000 per month until the Company’s initial business combination or liquidation; and

●	Indemnity Agreements, each dated June 15, 2021, between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify each officer and director of the Company against certain claims that may arise in their roles as officers and directors of the Company.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and attached hereto as Exhibits 1.1, 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

In addition and in contemplation of the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits of the Registration Statement:

●	a Forward Purchase Agreement, dated June 11, 2021, between the Company and ZP Master Utility Fund, Ltd. (the “Zimmer Entity”), pursuant to which the Zimmer Entity has agreed to purchase 10,000,000 units at a price of $10.00 per unit, with each unit to consist of one share of Class A Common Stock and one-third of one warrant to purchase one share of Class A Common Stock at $11.50 (the “Forward Purchase Units”), in a private placement transaction to close concurrently with the closing of the initial business combination; and

●	a Forward Purchase Agreement, dated June 11, 2021, between the Company and Bluescape Resources Company LLC (“Bluescape Resources”), pursuant to which Bluescape Resources has agreed to purchase up to 10,000,000 Forward Purchase Units at a price of $10.00 per unit in a private placement transaction to close concurrently with the closing of the initial business combination.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and attached hereto as Exhibits 10.6 and 10.7, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO and the issuance and sale of the Units on June 18, 2021, the Company consummated the private placement of 10,550,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, generating total proceeds of $10,550,000 (the “Private Placement”). The Private Placement Warrants, which were purchased by the Sponsor, are substantially similar to the Public Warrants, except that if held by the Sponsor or its permitted transferees, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption under certain redemption scenarios (except in certain redemption scenarios when the price per share of Class A Common Stock equals or exceeds $10.00 (as adjusted)), (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination and (iv) will be entitled to registration rights. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company under all redemption scenarios and exercisable by holders on the same basis as the Public Warrants. The Private Placement Warrants have been issued pursuant to, and are governed by, the Warrant Agreement.

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2021, in connection with the IPO, the Company adopted its Amended and Restated Certificate of Incorporation, effective the same day. The Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01 Other Events.

A total of $345,000,000 of the net proceeds from the IPO and the Private Placement (which includes $10,850,000 of the underwriters’ deferred discount) was placed in a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its tax obligations, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of the Company’s initial business combination; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete its initial business combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to the rights of holders of the Company’s Class A Common Stock or pre-initial business combination activity; and (3) the redemption of the public shares if the Company is unable to complete its business combination within 24 months from the closing of the IPO, subject to applicable law.

On June 15, 2021 the Company issued a press release announcing the pricing of the IPO, a copy of which is attached hereto as Exhibit 99.1.

On June 18, 2021, the Company issued a press release announcing the closing of the IPO, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated June 15, 2021, between the Company and Citigroup Global Markets Inc. and Barclays Capital Inc., as representatives of the several underwriters

3.1	Amended and Restated Certificate of Incorporation of the Company

4.1	Warrant Agreement, dated June 15, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent

10.1	Investment Management Trust Account Agreement, dated June 15, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee

10.2	Registration Rights Agreement, dated June 15, 2021, among the Company and certain security holders

10.3	Letter Agreement, dated June 15, 2021, among the Company, ZETA Sponsor LLC and each of the officers and directors of the Company

10.4	Administrative Services Agreement, dated June 15, 2021, between the Company and Zimmer Partners, LP

10.5	Form of Indemnity Agreement, between the Company and each of the officers and directors of the Company

10.6	Forward Purchase Agreement, dated June 11, 2021, among the Company and ZP Master Utility Fund, Ltd.

10.7	Forward Purchase Agreement, dated June 11, 2021, among the Company and Bluescape Resources Company LLC

99.1	Press Release, dated June 15, 2021

99.2	Press Release, dated June 18, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2021

Zimmer Energy Transition Acquisition Corp.

By:	/s/ Stuart J. Zimmer
Name:	Stuart J. Zimmer
Title:	Chief Executive Officer and Chairman of the Board